Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.5 to Form S-1 Registration Statement of Tianci International, Inc. of our report dated October 20, 2023 relating to the consolidated financial statements of Tianci International, Inc. for the year ended July 31, 2023 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

February 19, 2025